PROSPECTUS SUPPLEMENT                      FILED PURSUANT TO RULE NO.  424(b)(3)
(To Prospectus dated March 12, 2004)                 REGISTRATION NO.  333-63924



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                         300,000,000 Depositary Receipts
                          CP HOLDRSsm Deposit Facility



                  This prospectus supplement supplements information contained in the prospectus dated March 12, 2004, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSsm Deposit Facility.

                  The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                                         Primary
                                                                Share    Trading
                         Name of Company             Ticker    Amounts   Market
           --------------------------------------   --------  --------- --------
           EnCana Corporation                         ECA       68.4      NYSE
           Fording Canadian Coal Trust                FDG       16.6      NYSE
           CP Ships Limited                           TEU        25       NYSE
           Canadian Pacific Railway Company            CP        50       NYSE
           Fairmont Hotels and Resorts Inc.           FHR        25       NYSE


                  The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.




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